INTERNATIONAL ARCHITECTS-ENGINEERS-PROJECT MANAGERS, INC.
                                 509 Emily Drive
                             Fort Worth, Texas 76108
                                 (817) 238-8287
--------------------------------------------------------------------------------

                                December 8, 1997

The purpose of this document is to record the agreement between the undersigned parties. It concerns program/construction management services to be rendered by International Architects-Engineers-Project Managers, Inc. (AEPM) to and on behalf of Wulf International Ltd. (WULF), and any other company or corporation related to WULF on a subsidiary or contractual basis.


SCOPE:  AEPM   exclusively   will   provide   professional  program/construction
management services for all construction activities of WULF in the Republic of the Philippines.

TERMS: The initial term of this agreement is five (5) years, commencing on the date shown above. This agreement will be extended automatically for an additional term of five (5) years unless notice to terminate is provided by either party to the other at least ninety (90) calendar days prior to the end of the initial term.

COMPENSATION FOR SERVICES: WULF shall pay AEPM in current funds for all services rendered as follows:

          1. For Development, Pre-Design and Additional Administrative Support Services Not Rendered for Specific Projects--The monthly billing shall be calculated by multiplying three (3.0) by AEPM's total direct labor hours worked and then by AEPM "s standard hourly rates, and then adding that product to the actual cost of all other expenses incurred in the execution of the work of this agreement. An initial payment of ninety-five thousand dollars ($95,000) for program mobilization and related expenses shall be made to AEPM upon the opening of WULF's office in the Republic of the Philippines, and credited to WULF's account against the final monthly billing due on the program.

          2. For All Services Rendered for Specific Projects--WULF and AEPM shall execute a separate agreement for each specific project. The monthly billing shall be calculated by adding all direct project costs incurred by AEPM during the month of the billing to a fee of four percent (4%) of the total of the invoices approved by AEPM for payment by WULF for construction work on the specific project during the month covered by that billing. An initial payment for project mobilization and related expenses shall be made to AEPM upon execution of the separate, project-specific agreement, and credited to WULF's account against the final monthly billing due on the project.

PAYMENT:  AEPM shall submit each  monthly  billing to WULF on or about the fifth
(5th) day of the month following the month for which the billing is rendered. WULF shall pay AEPM at AEPM's United States office in United States dollars (US$) the amount of each monthly billing or initial payment invoice within fifteen (15) calendar days after its submission to WULF by AEPM.

Although WULF and AEPM intend to execute standard industry forms of agreement concerning the above program/construction management and project services, such additional agreements will in no way supersede this agreement, which will continue in full force and effect throughout the above term.



William L. Franklin                                             George Wulf
President                                                       Chairman & CEO
AEPM                                                            WULF


   Dated : December 1, 1998

   Parties: WULF INTERNATIONAL LTD. and AEPM Inc.

   Amendment   to   Agreement  between  the  parties  dated   December  8,  1997
   re: Philippines National Shelter Program.

   Agreement is changed to provide for payment as follows: All billings for costs and expenses incurred prior to fulll funding of this project are due and payable within 10 days of receipt of bond funding by the SPDA/Warisan JV or Wulf. All other terms and conditions remain the same.


   Wulf International LTD


      /s/ George Wulf
-----------------------------
George Wulf, Chairman and CEO



   AEPM Inc.


    /s/ William L Franklin
------------------------------
William L. Franklin, President